Exhibit 3.2

KENSEY NASH CORPORATION

THIRD AMENDED AND RESTATED BYLAWS

(ADOPTED AUGUST 6, 1984, RESTATED OCTOBER 23, 1995 AND OCTOBER 30, 2001,

AMENDED DECEMBER 21, 2007, RESTATED JUNE 17, 2009, AND AS FURTHER

AMENDED THROUGH SEPTEMBER 20, 2011)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of Kensey Nash Corporation (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Company may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in the notice of the meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal office of the Company. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of remote communication, upon such guidelines as the Board of Directors shall determine; provided, however, that such guidelines are consistent with Section 211 of the General Corporation Law of the State of Delaware, as the same may be from time to time amended (the “DGCL”).

Section 2.2. Voting Lists. The officer who has charge of the ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote at the meeting on such issue is fewer than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote at the meeting as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or, (ii) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.3. Time of Annual Meeting. Annual meetings of all stockholders shall be held on the first Wednesday in December, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in Section 3.2 of these Bylaws and conduct such other business as shall be considered.

Section 2.4. Annual Meeting Agenda Items. At an annual meeting of the stockholders, only such business (other than nominations for directors, which shall be governed by Section 2.6) shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s proxy materials, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Company who is a stockholder of record at the time of the giving of notice provided for herein, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth below in this Section 2.4 in the time herein provided. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. For business (other than nominations for directors, which shall be governed by Section 2.6) to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) above, (a) such business must be a proper matter for stockholder action under Delaware law and (b) the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Company, at the principal executive offices of the Company, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (the “Anniversary”), except that if no annual meeting of stockholders was held in the previous year, a proposal must be received by the Company not later than the later of (x) 10 days after the Company has “publicly disclosed” the date of the meeting in the manner provided below, and (y) 90 days prior to the date of the stockholder meeting. The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of each Stockholder Associated Person (as defined below) of such stockholder, (C) any material interest of the stockholder or any Stockholder Associated Person of such stockholder in such business, (D)(1) the class and number of shares of the Company which are beneficially owned and held of record by the stockholder and each Stockholder Associated Person of such stockholder, (2) all options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Company or with a value derived in whole or in part from the value of any class or series of capital stock of the Company, whether or not such instruments or rights are subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and by each Stockholder Associated Person of such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of capital stock of the Company, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person of such stockholder has a right to vote any shares of capital stock or any other security of the Company, (4) any short interest in any security of the Company (for purposes of this provision, a Person (as defined below) shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) of such stockholder or any Stockholder Associated Person of such stockholder, (5) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person of such stockholder that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of capital stock of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person of such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or by a limited liability company in which such stockholder or any Stockholder Associated Person of such stockholder is a manager or managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member, and (7) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person of such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any interests referred to in this clause (D) held by members of such stockholder’s immediate family sharing the same household or any immediate family members of any Stockholder Associated Person of such stockholder sharing the same household, and (E) whether such stockholder will deliver a proxy statement and form of proxy to holders of the number of voting shares required to carry the proposal (the information required by this clause (E), together with the information required by clauses (B) through (D) hereof, the “Stockholder Proponent Information”). A stockholder providing a stockholder’s notice pursuant to this Section 2.4 shall, not later than five days after the record date for determination of stockholders entitled to vote at the meeting (or, if such record date for determination of stockholders entitled to vote is five or fewer days prior to the meeting, not later than the earlier of two days after such record date and the commencement of the meeting), supplement such notice to disclose the Stockholder Proponent Information as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Company from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this Section 2.4, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting. For purposes of these Bylaws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission; a “Stockholder Associated Person” of any stockholder shall mean (1) any Person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of capital stock of the Company owned of record or beneficially by such stockholder and (3) any Person controlling, controlled by or under common control with a Person or beneficial owner described in (1) or (2); and a “Person” shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government, or any department or agency thereof, or any other legal entity.

Only such business (other than nominations for directors, which shall be governed by Section 2.6) shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4. A stockholder who complies with the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting (other than nominations for election to the Board of Directors, which shall be governed by Section 2.6) shall also comply with all applicable requirements of the Exchange Act. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5. Notice of Stockholder Meetings. Except as otherwise required by the DGCL, notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and if such notice is being delivered in connection with a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than 10 nor more than 60 days before the date of the meeting. Notice of any such meeting shall be given in writing or by facsimile, electronic mail or other means of electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Company. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice or if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting, notice is deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder.

Notice given to stockholders by electronic mail, facsimile or other electronic transmission shall be effective, provided that notice is given by a form of electronic mail, facsimile or other electronic transmission consented to by the stockholders to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Company. Any such consent shall be deemed to be revoked if (i) the Company is unable to deliver two consecutive notices to such stockholder by electronic mail, facsimile or electronic transmission, and (ii) such inability becomes known to the Secretary, any Assistant Secretary of the Company or the transfer agent for the Company or such other Person responsible for giving notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 2.6. Director Nominations. Only persons nominated in accordance with the procedures set forth in this Section 2.6 shall be eligible to be elected by the stockholders of the Company to serve as directors of the Company. Nominations of persons for election to the Board of Directors of the Company at an annual meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Company who is a stockholder of record at the time of the giving of notice provided for herein, who is entitled to vote in the election of directors at the meeting and complies with the notice procedures and other requirements set forth below in this Section 2.6 in the time herein provided.

In order to be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the Anniversary; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the Anniversary or if no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely must be so delivered not later than the later of (a) 10 days after the Company has “publicly disclosed” the date of the annual meeting in the manner provided in Section 2.4, and (b) 90 days prior to the date of the annual meeting; and provided, further, however, that, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least one hundred (100) days prior to the Anniversary, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the 10th day following the day on which such public announcement is first made by the Company. Any stockholder’s notice pursuant to this Section 2.6 shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14A of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) any agreement, arrangement or understanding with, or whether such person has given, or currently intends to give, any commitment or assurance to, any Person as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) (and, if so, a description of such Voting Commitment, including as to any manner in which such Voting Commitment could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under the DGCL), and (C) whether such person is or currently intends to become a party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director (and, if so, a description of such agreement, arrangement or understanding); and (y) as to the stockholder giving notice and, to the extent applicable, each person whom the stockholder proposes to nominate for election or re-election as a director), the Stockholder Proponent Information. At the request of the Board of Directors, any person nominated by any stockholder of the Company for election as a director shall furnish (1) a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board of Directors, and (2) such nominee’s consent to the Company’s engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Company for prospective new members of the Board of Directors. A stockholder providing a stockholder’s notice pursuant to this Section 2.6 shall, not later than five days after the record date for determination of stockholders entitled to vote at the meeting (or, if such record date for determination of stockholders entitled to vote is five or fewer days prior to the meeting, not later than the earlier of two days after such record date and the commencement of the meeting), supplement such notice to disclose the Stockholder Proponent Information as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary of the Company from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

A stockholder who complies with the requirements of this Section 2.6 with respect to nominating a person for election to the Board of Directors shall also comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Section 2.7. Special Meetings of the Stockholders. Special meetings of all of the stockholders of the Company may only be called by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of stockholders owning at least fifty percent (50%) of the entire capital stock of the Company issued and outstanding and entitled to vote. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders, which only shall be the purposes for which the meeting has been called by the Board of Directors or at the request of the stockholders of the Company in accordance with this Section 2.7 and Article VI, Section B of the Company’s Certificate of Incorporation.

Section 2.8. [INTENTIONALLY OMITTED]

Section 2.9. Quorum and Adjournments. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by the DGCL or the Company’s Certificate of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or, if the Board of Directors so directs, a majority of the voting power, present in person or by proxy, may adjourn the meeting to another date, time or place (if any).

When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting; provided, however, that if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting (which, if determined prior to August 1, 2009 shall be the record date fixed for the stockholders entitled to vote at the adjourned meeting) in accordance with Section 2.10, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.10. Fixing of Record Date. For purposes of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 nor less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to the other action. Such date shall also be the record date for determining the stockholders entitled to vote at such meeting; provided, however, that, if such record date is fixed on or after August 1, 2009, the Board of Directors may, as of the date it fixes the record date for determining the stockholders entitled to notice of the meeting, fix a record date for determining the stockholders entitled to vote at the meeting that is later than the record date for determining the stockholders entitled to notice of the meeting and is on or prior to the date of the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing at the adjourned meeting.

Section 2.11. Vote Required. When a quorum is present at any meeting of all stockholders, the affirmative vote of holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any matter (other than the election of directors of the Company) brought before such meeting, unless the question is one upon which by express provision of the DGCL or of the Certificate of Incorporation requires a different vote, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any meeting of the stockholders and entitled to vote on the election of directors.

Section 2.12. Voting Rights. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder having voting power shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three (3) years from its date, unless the proxy expressly provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing, or by facsimile, electronic mail or by any other means of electronic transmission permitted by the DGCL filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or electronic transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission. All voting, including the election of directors but except where otherwise required by the DGCL, may be by a voice vote; provided, however, that upon demand by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Company may, and to the extent required by the DGCL shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate appointed in advance of a meeting is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by the DGCL shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 2.13. The Chairman of the Board shall preside at all meetings of the stockholders; provided, that in the absence or inability to act of the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer (in that order) shall preside, and, in their absence or inability to act, another person designated by one of them shall preside. The person presiding shall have the power to adjourn such meeting of stockholders to another date, time and place (if any). The Secretary of the Company shall act as secretary of each meeting of the stockholders. In the event of the Secretary’s inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder of the Company, to act as secretary of the meeting.

Section 2.14. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

ARTICLE III

DIRECTORS

Section 3.1. General Powers. The business of the Company shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not required by the DGCL, the Certificate of Incorporation or these Bylaws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Company.

Section 3.2. Election. Directors shall be elected as specified in the Certificate of Incorporation, and each director elected shall hold office during the term for which such director is elected and until such director’s successor is elected and qualified. Directors shall be elected by stockholders of the Company only at an annual meeting of the stockholders of the Company.

Section 3.3. Removal. Except as otherwise provided by the DGCL, Directors may only be removed for cause by the holders of a majority of the shares entitled to vote at an election of directors.

Section 3.4. Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation.

Section 3.5. Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held promptly following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer on at least one days’ notice to each director, either personally, or by mail, overnight courier, electronic mail, facsimile or telegram or other means of electronic transmission. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer in like manner and on like notice at the written request of one-half or more of the total number of directors then in office comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing or by electronic transmission signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of, or inability to act by, the Chairman of the Board, the Chief Executive Officer (provided the Chief Executive Officer is a director) shall preside, and in their absence or inability to act, another director designated by the Board of Directors shall preside.

Section 3.8. Quorum; No Action on Certain Matters. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or by the Certificate of Incorporation and except that in no event shall a majority of the then duly elected directors constitute a quorum unless at least one-third of the total number of directors of the Company as determined by the Board of Directors pursuant to Article V of the Company’s Certificate of Incorporation, whether or not there exist any vacancies in such directorships, are present at the meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time.

Section 3.9. Resignations. Any director of the Company may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary of the Company. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect at the time specified therein, and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.10. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission and the writing or writings, or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.

Section 3.11. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can speak with and hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 3.12. Compensation. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, a stated salary as director (or committee member) and/or other compensation for service as directors (or committee members). No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.13. Director Emeritus. The honorary position of Director Emeritus, if there be any, shall be appointed by the Board of Directors in recognition of past service to the Company. Director Emeriti have no official capacity, obligation or power to act on behalf or in the interest of the Company and shall not be deemed to be officers or directors of the Company.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of all of the members of the Board of Directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, and if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide, such other items or tasks as may be determined from time to time by resolution adopted by the Board of Directors, but no such committee shall have the power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these Bylaws or any other bylaw of the Company.

Section 4.2. Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Company. Each committee may determine the procedural rules for meeting and conducing its business and shall act in accordance therewith, except as otherwise provided herein or required by the DGCL. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V

WAIVER

Section 5.1. Waiver. Whenever any notice is required to be given under the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver given by electronic transmission.

Section 5.2. Attendance as Waiver of Notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, and objects at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

Section 6.1. Number and Qualifications. The officers of the Company shall be chosen by the Board of Directors and may consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents and a Secretary. The Board of Directors may also choose a Co-Chairman of the Board, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, and a Secretary, and may choose a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem desirable. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. The Board of Directors may also elect or appoint officers of the Company at any other meeting of the Board of Directors.

Section 6.3. Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary or appropriate, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 6.4. Salaries. The salaries of all officers and agents of the Company may be fixed by the Board of Directors.

Section 6.5. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the vote therefor of a majority of all of the members of the Board of Directors then in office. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

Section 6.6. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall perform such other duties as may be assigned to the Chairman of the Board by the Board of Directors.

Section 6.7. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company and shall, in general, supervise and control all of the business and affairs of the Company, unless otherwise provided by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages and other contracts and documents on behalf of the Company, whether or not under the seal of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the DGCL, by the Board of Directors or by these Bylaws to some other officer or agent of the Company. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Company, and the Chief Executive Officer’s decision as to any matter affecting the Company shall be final and binding as between the officers of the Company, subject only to the Board of Directors. The Chief Executive Officer shall perform such other duties as may be assigned to the Chief Executive Officer by the Board of Directors.

Section 6.8. The President. Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the Company, responsible for the day-to-day active management of the business of the Company, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have the power to sign bonds, mortgages, certificates for stock and other contracts and documents, whether or not under the seal of the Company, except in cases where the signing and execution thereof shall be expressly delegated by the DGCL, by the Board of Directors, or by these Bylaws to some other officer or agent of the Company. In general, the President shall perform all duties incident to the office of President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.9. The Chief Operating Officer. The Board of Directors shall designate whether the President or some other party shall be the Chief Operating Officer of the Company. If the President has not been designated as Chief Operating Officer, the Chief Operating Officer shall have such duties and responsibilities, under the general supervision of the President, as the President or the Board of Directors may from time to time prescribe.

Section 6.10. The Chief Financial Officer. The Chief Financial Officer shall be the principal accounting and financial officer of the Company. The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the

Company; (b) have charge and custody of all funds and securities of the Company, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Chief Executive Officer or by the Board of Directors.

Section 6.11. The Vice-Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice-President (if there is more than one, in the order determined by the Board of Directors, or in the absence of such determination, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.12. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when required. The Secretary shall give, or cause to be given, or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Company and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, it may be attested by such Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by such officer’s signature.

Section 6.13. The Treasurer. In the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.14. The Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.15. The Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF STOCK, TRANSFERS, AND RECORD DATES

Section 7.1. Form of Certificates; Uncertificated Shares. The shares of stock of the Company shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Company shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. If one or more shares of stock of the Company are represented by a certificate, such certificate shall be in the form approved by the Board of Directors and shall be signed by, or in the name of the Company by, (i) the Chairman of the Board or Vice-Chairman of the Board, or the President or a Vice-President, of the Company, and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, then the powers, designation, preferences and relative, participating, optional or other special rights of such class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Company shall issue to represent shares of such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151(f), 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151(f), a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2. Facsimile Signatures. Any or all signatures on a certificate representing stock of the Company may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.3. Lost Certificates. The Company may direct that a new certificate or certificates or uncertificated shares be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the

Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Company shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates or uncertificated shares.

Section 7.4. Transfers of Stock. Transfers of stock shall be made only on the stock transfer books of the Company and (i) with respect to stock represented by a certificate, upon surrender of the certificate previously issued therefor which is outstanding and not canceled, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, to the Company or the transfer agent of the Company and cancellation of the certificate representing the same, or (ii) with respect to uncertificated shares, upon receipt of proper transfer instructions from the record holder thereof. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or receipt by the Company of a duly executed stock transfer power or proper transfer instructions from the registered owner of uncertificated shares, the Company shall (i) cancel such certificate or uncertificated shares, (ii) issue a new certificate to the Person or Persons entitled thereto or, if such Person or Persons requests in writing to the Company or the transfer agent that such shares be uncertificated, issue evidence of the issuance of uncertificated shares, and (iii) cause such transfer to be entered on the stock transfer books of the Company. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of capital stock of the Company.

Section 7.5. Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares of capital stock to receive dividends and to vote as such owner and to hold liable for calls and assessments a Person registered on its books as the owner of shares of capital stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other Person, whether or not the Company shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law, out of funds legally available therefor. Dividends may be paid in cash, in property, or in shares of capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.2. Checks. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.3. Fiscal Year. The fiscal year of the Company shall end on the thirtieth (30th) day of June of each year unless otherwise fixed by resolution of the Board of Directors.

Section 8.4. Seal. The corporate seal shall have inscribed thereon the name of the Company and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.5. Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Company may be represented and voted at any meeting of shareholders of such corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice-President, or by any proxy appointed in writing by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice-President of the Company, or by any other person or persons thereunto authorized by the Board of Directors. Shares of capital stock of any other corporation represented by certificates standing in the name of the Company may be endorsed for sale or transfer in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice-President or by any other officer or officers thereunto authorized by the Board of Directors.

Section 8.6. Forum for Adjudication of Disputes. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation of the Company or these Bylaws, or (iv) any other action asserting a claim governed by the internal affairs doctrine.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, only in the manner provided in the Company’s Certificate of Incorporation.

ARTICLE X

CONFLICT OF INTERESTS

Section 10.1. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, limited liability company, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if:

(i) The material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 10.2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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